AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

This Amendment to Agreement for Purchase and Sale of Real Property entered into as of February 23, 2009 by and between Blue Earth Solutions Georgia, Inc., a Georgia Corporation, a wholly owned subsidiary of Blue Earth Solutions, Inc., a Nevada Corporation ("Purchaser") and Stanley Konter, Rose Konter, Natalie Sarnat, Jonathan Sarnat, Elissa Konter & Harris Konter. ("Seller");

WITNESSETH:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement, effectively dated January I11,2009 (the "Contract"); and

WHEREAS, Purchaser and Seller desire to continue with the Contract subject to the changes thereto hereinafter set forth;

NOW, THEREFORE, for and in consideration of the premises hereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller do hereby covenant, stipulate and agree as follows:

1.	Closing Date : Seller and Purchaser agree and recognize that the Closing date for this transaction shall be on or before March 31 , 2009.

2.	Purchase Price : The Purchase Price payable at Closing shall be increased by Five Thousand Dollars ($5,000.00) to One Million Two Hundred Seventy-Five Thousand Dollars ($1,275,000.00).

3.
Earnest Money : Both Seller and Purchaser agree and recognize that Five Thousand Dollars ($5,000.00) of the Twenty-Five Thousand Dollars ($25,000.00) of Eames! Money being held in escrow by The Anderson Firm ("Escrow Agent”) shall be disbursed to the Seller on March 31, 2009 in the event that the transaction has not Closed by the end of business that day and the Seller has performed all of its obligations under the Contract. If both parties mutually agree to extend the Closing date beyond March 31, 2009 then the amount disbursed to the Seller shall be applied towards the Purchase Price at Closing.

4.	All other terms and conditions as set fOl1h in the Agreement shall remain in full force and effect.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original.

6.	The Agreement, as modified herein, is hereby ratified and confirmed by the parties as binding upon each of them and enforceable against them ill accordance with its terms and conditions

IN WITNESS WHEREOF, the parties have executed this Amendment to Purchase and Sale Agreement as of the dates set forth below their respective signatures.

(Signatures on page 2)

PURCHASER: Blue Earth Solutions, Inc. a Georgia Corporation
By: /s/ James Cohen Jr.
Name: James Cohen Jr.
Title: President

Date Executed:

SELLER, Stanley Konter
By: /s/ Stanley Koner
Date Executed: 2/23/09

Rose Konter
By: /s/ Rose Konter
Date Executed: 2/23/09

Jonathan Sarnat
By: /s/ Jonathan Sarnat
Date Executed: 2/27/09

Natalie Sarnat
By: /s/ Natalie Sarnat
Date Executed: 2/27/09

Elissa Sarnat
By: /s/ Elissa Sarnat
Date Executed: 2/25/09

Harris Konter
By: /s/ Harris Konter
Date Executed: 2/25/09